EXHIBIT 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

November 22, 2022

Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 100,000,000 additional common units (the “Units”) representing limited partner interests in the Partnership which may be issued pursuant to the 2008 Enterprise Products Long-Term Incentive Plan (Fourth Amendment and Restatement) (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the (i) Registration Statement; (ii) the Certificate of Limited Partnership of the Partnership, as amended to date; (iii) the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 30, 2020 (the “Partnership Agreement”); (iv) the Certificate of Formation of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date; (v) the Fifth Amended and Restated Limited Liability Company Agreement of the General Partner, dated effective as of September 7, 2011, as amended to date; (vi) the Plan; (vii) the resolutions adopted by the board of directors of the General Partner relating to the Registration Statement and the Plan; and (viii) the proposal adopted by the unitholders of the Partnership relating to the Plan at the Partnership’s special meeting of unitholders held on November 22, 2022. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership, the General Partner and others, and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons

Enterprise Products Partners, L.P.

November 22, 2022

and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Partnership and the General Partner.

Based on the foregoing, we are of the opinion that each Unit that is newly issued pursuant to the Plan will be validly issued, and the person entitled to such Unit will have no obligation, solely by reason of their ownership of such Unit, to make any contributions to the Partnership or any further payments for their purchase of such Unit, and such persons will have no personal liability, solely by reason of their ownership of such Unit, to creditors of the Partnership for any of its debts, liabilities or other obligations, when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Unit shall have been duly issued and delivered in accordance with the Plan; and (iii) certificates representing such Unit shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor or, if any Unit is to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Unit to the person entitled thereto against payment of the agreed consideration therefor, all in accordance with the Plan.

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP